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                                                                 CONFORMED COPY
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                               Dated 9 June 1997
                               -----------------



                          (1) DEFENCE SYSTEMS LIMITED

                            (2) ARMOR HOLDINGS, INC.

                           (3) DSL (OVERSEAS) LIMITED

                          (4) GORANDEL TRADING LIMITED

                                (5) IGOR OREKHOV



                                DEED OF COVENANT









                           Travers Smith Braithwaite
                                  10 Snow Hill
                                London EC1A 2AL

                            Telephone 0171-248 9133
                            Facsimile 0171-236 3728

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THIS AGREEMENT is made on 9 June 1997

BETWEEN:-

(1) DEFENCE SYSTEMS LIMITED, a company incorporated and registered in England (Registration No. 1540857) whose registered office is at 7th Floor, Egginton House, 25-28 Buckingham Gate, London SW1E 6LD ("Defence Systems");

(2) ARMOR HOLDINGS, INC. a corporation established under the laws of the state of Delaware, USA, whose address for the purposes of this Agreement is 13386 International Parkway, Jacksonville, Florida 32218, USA ("AHI");

(3) DSL (OVERSEAS) LIMITED, a company incorporated and registered in Cyprus (Registration No. 56708) whose registered office is at 10 Mnasiadou Street, Elma Building, Nicosia, Cyprus ("DSL");

(4) GORANDEL TRADING LIMITED, a company incorporated and registered in Cyprus (Registration No. 56442) whose registered office is at 10 Mnasiadou Street, Elma Building, Nicosia, Cyprus ("GTL"); and

(5) IGOR OREKHOV of 22-39 Bolshaya Nikitshaya Street, Moscow 103009, Russia ("IO").

IT IS AGREED as follows:-

1.  Definitions and interpretation

1.1 The following words and expressions where used in this Agreement have the meanings given to them below:-

AHI Group                    AHI, its subsidiaries and associates for the time
                             being and "AHI Group Company" shall be
                             construed accordingly;

Business in relation to a person, any business of that person providing Security Goods and Security Services to any firm, company, organisation or individual requiring the same in any part of the Relevant Area, whether carried on by such person itself or through any agent, contractor or subcontractor or in conjunction in whole or part with one or more other persons;

Client in relation to a person carrying on a business, any person who, in the course of such business, has been provided with Security
                             Goods or supplied with Security Services in the Relevant Area, including any person who has asked (or enquired about) such business to provide Security Goods or provide Security Services in the Relevant Area;

Relevant Area                as defined in the Services Agreement;

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Security Goods               all goods and products required in order to
                             provide Security Services;

Security Services            the provision and management of security of all
                             kinds, including (without limitation) guard and other protection services, courier services, logistical management, medical management, supervision and training of security personnel, advice and consultation on all types of security arrangements and on situations involving security needs, equipment supply, investigative services and all services ancillary to or relating to such matters;

Services Agreement           the services agreement dated the same date as this
                             Agreement between GTL and Alpha-A Limited and others.

1.2 Where used in this Agreement the terms "subsidiary" and "holding company" shall have the meanings respectively attributed to them by the Companies Act 1985 at the date of this Agreement.

1.3  A reference to any statutory provision in this Agreement:-

         1.3.1 includes any order, instrument, plan, regulation, permission and direction made or issued under such statutory provision or deriving validity from it; and

         1.3.2 shall be construed as a reference to such statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statutory provision that are in force at the date of this Agreement); and

         1.3.3 shall also be construed as a reference to any statutory provision of which such statutory provision is a re-enactment or consolidation.

1.4 The headings in this Agreement are for convenience only and shall not affect its meaning.

1.5 References to a clause are (unless otherwise stated) to a clause of this Agreement.

1.6 Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.  Undertakings by IO

2.1 In consideration of AHI entering into the share acquisition agreement of even date herewith in relation to the acquisition by AHI from Strontian Holdings Limited of shares in GTL at the request of IO, IO undertakes with each of DSL, Defence Systems, GTL and AHI that he will not either on his own account or in conjunction with or on behalf of any other person or persons, whether directly or indirectly, for the period of:-

         2.1.1 5 years from the date of this Agreement, at any time during such period

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         supply Security Goods to or provide Security Services for any person which is at the date of this Agreement or was during the immediately preceding period of twelve months a Client of any Business of any AHI Group Company where such Security Goods or Security Services are the same as or compete with Security Goods supplied or Security Services provided in the course of any Business of any AHI Group Company at the date of this Agreement or during the immediately preceding period of twelve months;

         2.1.2 5 years from the date of this Agreement at any time during such period solicit or endeavour to solicit the custom of any person which is at the date of this Agreement or was in the immediately preceding period of twelve months a Client of any Business of any AHI Group Company for the supply of Security Goods or the provision of Security Services which are the same as or compete with those supplied or provided in the course of any Business of any AHI Group Company at the date of this Agreement or during the immediately preceding period of twelve months;

         2.1.3 5 years from the date of this Agreement, at any time during such period solicit or entice away or endeavour to solicit or entice away from any AHI Group Company any person who is at the date of this Agreement, or was during the immediately preceding period of twelve months, employed in any Business of any AHI Group Company whether or not such person would commit a breach of his or her contract of employment by reason of leaving service, save that this clause 4.1.3 shall not apply to any individual employed by such AHI Group Company in a purely secretarial or non-managerial administrative role; and

         2.1.4 5 years from the Completion Date, at any time during such period carry on or be engaged, concerned or interested in the Relevant Area in any business which competes with the Business of any AHI Group Company as the same is carried on from time to time, other than as holder of common stock of any company.

2.2 Each of the undertakings contained in clause 2.1 is a separate undertaking by IO in relation to himself and his interests and shall be enforceable by any of DSL, GTL, Defence Systems and AHI separately and independently of their respective right to enforce any one or more of the other undertakings contained in clause 2.1 and in the event that any such undertaking shall be found to be void but would be valid if some part were deleted or the period or area of application were reduced, then such undertaking shall apply with such modification as may be necessary to make it valid and effective.

2.3 The parties hereby agree and acknowledge that the undertakings contained in clause 2.1 are reasonably necessary to protect the legitimate business interests of those AHI Group Companies carrying on a Business from time to time.

3.  Announcements and confidentiality

3.1 No announcement relating to the subject matter of this Agreement or any matter ancillary to this Agreement shall be made by or on behalf of the parties to this Agreement without the prior written approval of the other parties provided that nothing shall prevent any of Defence Systems, GTL, DSL or AHI making (even in the absence of the approval of the other parties) any announcement or disclosure required by law, the American Stock Exchange or any other regulatory authority.

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3.2 IO shall and shall procure that his associates shall keep confidential and not at any time after the date of this Agreement disclose or make known in any way to anyone (other than any member of the AHI Group) or use for its own or any other person's benefit any know-how or confidential information relating to any of the customers, suppliers or affairs of the Businesses (including any prospective Businesses) of any AHI Group Company or otherwise relating to any Business of any AHI Group Company.

4.  Costs

Each party shall pay its own costs and expenses incurred in the negotiation, preparation and execution of this Agreement.

5.  Dispute Resolution

5.1 Any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement or this clause or any agreement or document forming an Annexure (whether arising in contract, tort or otherwise), shall at the nomination of the party initiating the action be referred to and finally resolved by Arbitration under the Rule of the London Court of International Arbitration ("LCIA"), which Rule is deemed to be incorporated by reference into this clause to the extent not inconsistent with its provisions.

5.2 The arbitral panel shall consist of three arbitrators, all of which at the time of the arbitration must be independent of the parties. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request (the "Request"). The other party (the "Respondent") shall nominate one arbitrator within 30 days of receipt of the Request in accordance with Article
2.1 of the Rules of the LCIA. Where there is more than one Claimant or more than one Respondent and the Claimants or the Respondents (as the case may be) cannot agree between themselves on the nomination of an arbitrator, the Arbitration Court of the LCIA shall forthwith appoint both parties' arbitrators and such arbitrators shall stand as the parties' nominated arbitrators. Within 30 days of the appointment of the parties' nominated arbitrators by the Arbitration Court of the LCIA or the nomination of the second arbitrator, the two arbitrators shall nominate a third arbitrator to be the Chairman of the tribunal, failing which the Arbitration Court of the LCIA shall forthwith appoint the Chairman.

5.3 The place of the arbitration shall be London, England and the proceedings shall be governed by the laws of England.

5.4 The language of the arbitration shall be English and the award shall be in English.

5.5 The arbitral award may grant any relief deemed by the arbitrators to be appropriate, including, without limitation, specific performance and preliminary or interim relief (including but not limited to a preliminary injunction or temporary restraining order). The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs (including the parties' legal and other costs). Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award or the judgment thereon may be enforced in any court of any state or country having competent jurisdiction.

5.6 Notwithstanding the other provisions of this clause 5 any of Defence Systems, AHI, DSL or GTL may seek from any court of competent jurisdiction any interim, provisional or

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injunctive relief that may be necessary to protect the rights or property of
Defence Systems, AHI, DSL or GTL (as the case may be) or maintain the status quo during or after the pendency of the arbitration proceeding, subject to the provisions of Article 13.2 of the Rules of the LCIA (but excluding therefrom reference to paragraph (h) of Article 13.1 save in circumstances where the relief sought from the Court has already been sought from and refused by the arbitral tribunal). The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right of any party to submit the dispute to arbitration.

5.7 In the event that any or part of any arbitral award is unenforceable outside the United Kingdom by reason of it granting injunctive relief or specific performance (whether interim or final relief), the parties to the arbitration agree that any of them shall be at liberty to apply to any court of competent jurisdiction for identical relief and further agree that all decisions of the arbitral tribunal giving rise to such relief shall be treated by the parties to the arbitration as giving rise to res judicata between them and may not be re-opened by any of them.

5.8 IO irrevocably authorises and appoints Yakimov Andrey of 7th Floor, Egginton House, 26-28 Buckingham Gate, London SW1E 6LD as its agent for service of proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent shall be deemed to be service IO.

6.  Law of Agreement

6.1 This Agreement shall be governed and construed in accordance with the laws of England.

6.2 The parties irrevocably submit to the non-exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement. Nothing contained in this clause shall be taken to have limited the right of any of the parties to proceed in the courts of any other competent jurisdiction.

7.  General

7.1 This Agreement constitutes the entire and only legally binding agreement between the parties relating to its subject matter and no variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.

7.2 Any remedy or right conferred by this Agreement on any of GTL, DSL, Defence Systems or AHI for breach of this Agreement shall be in addition to and without prejudice to any other right or remedy available to any of them.

7.3 No failure or delay by any of GTL, DSL, Defence Systems or AHI or time or indulgence given by any of them in or before exercising any remedy or right under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy or right preclude any further exercise of the same or the exercise of any other remedy or right.

7.4 No waiver by any party of any requirement of this Agreement or of any remedy or right under this Agreement shall have effect unless given by notice in writing signed by

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such party. No waiver of any particular breach of the provisions of this
Agreement shall operate as a waiver of any repetition of such breach.

7.5 This Agreement may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

7.6 IO shall and shall procure that any third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Agreement.

7.7 IO acknowledges that he is entering into this Agreement without reliance on any undertaking or representation given by or on behalf of any of GTL, DSL, Defence Systems or AHI other than as expressly contained in this Agreement provided that nothing herein shall exclude any of them from liability for fraudulent misrepresentation.

8.  Notices

8.1 Any notice shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any notice shall be sent or delivered to the party to be served at the address stated at the beginning of this Agreement. Any alteration in such details shall, to have effect, be notified to the other parties in accordance with this clause.

8.2  Service of a notice must be effected by one of the following methods:-

         8.2.1 personally on a director or the secretary of any party and shall be treated as served at the time of such service;

         8.2.2 by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted; or

         8.2.3 by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first Business Day after the date of such delivery.

9.  Applicable law and jurisdiction

9.1 This Agreement shall be governed by and construed in accordance with the laws of England.

9.2 The parties irrevocably submit for the benefit of DSL, Defence Systems, GTL and AHI to the non-exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement. Nothing contained in this clause shall be taken to have limited the right of any of GTL, DSL, Defence Systems or AHI to proceed in the courts of any other competent jurisdiction.

This Agreement has been duly executed by the parties on the date stated above.

AS WITNESS this Agreement has been executed as a deed by or on behalf of the parties the day and year first before written.

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EXECUTED as a DEED by             )
DEFENCE SYSTEMS LIMITED           )
acting by:-                       )         RICHARD BETHELL

                                            ...................................
                                            Director


                                            MARTIN BRAYSHAW

                                            ...................................
                                            Secretary


EXECUTED as a DEED by             )
ARMOR HOLDINGS, INC.              )
acting by:-                       )         JONATHAN SPILLER

                                            ...................................
                                            Authorised Signatory


EXECUTED as a DEED by             )
DSL (OVERSEAS) LIMITED            )
acting by:-                       )         RICHARD BETHELL

                                            ...................................
                                            Director


                                            MARTIN BRAYSHAW

                                            ...................................
                                            Director

EXECUTED as a DEED by             )
GORANDEL TRADING LIMITED          )
acting by:-                       )         RICHARD BETHELL

                                            ...................................
                                            Director

                                            MIKHAIL GOLOVATOV

                                            ...................................
                                            Director


SIGNED as a DEED by               )
IGOR OREKHOV acting by his        )
duly appointed attorney MIKHAIL   )
GOLOVATOV in the presence of:-    )         MIKHAIL GOLOVATOV

                                            ...................................
Name: NEAL WATSON

Address: c/o 10 SNOW HILL

LONDON EC1A 2AL

Occupation  Solicitor